Exhibit 99.8

PRIME NUMBER ACQUISITION I CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
           , 2023

The undersigned hereby appoints Dongfeng Wang (the “Proxy”), who independently has the power to appoint a substitute, and hereby authorizes the Proxy to represent and vote, as designated below, all the shares of Prime Number Acquisition I Corp. (the “PNAC”) held of record by the undersigned at the close of business on             at the special meeting of stockholders to be held at             [a.m./p.m.], Eastern Time, on             , 2023, or any adjournment or postponement thereof (the “Meeting”) and authorizes and instructs said proxy to vote in the manner directed below. You will be able to attend the Meeting online, vote and submit your questions during the Meeting by visiting             and via teleconference using the following dial-in information:

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR THE PROPOSAL. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the Meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

OF EACH OF THE PROPOSAL 1, 2, AND 3 SET FORTH BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

PROPOSAL NO. 1- The Business Combination Proposal: To (a) adopt and approve the business combination agreement (the “Business Combination Agreement”), dated December 29, 2022, by and among PNAC, Prime Number Merger Sub Inc. (“Merger Sub”), Prime Number Holding Limited (“PubCo”), Prime Number New Sub Pte. Ltd., NOCO-NOCO Pte. Ltd. (“noco-noco”), and certain shareholders of noco-noco (“Sellers”); (b) adopt and approve each ancillary document as listed in the Business Combination Agreement; and (c) approve the transactions contemplated in the Business Combination Agreement, which include (i) the Merger (as defined in the Business Combination Agreement) between PNAC and Merger Sub with PNAC surviving the Merger and becoming a wholly owned subsidiary of PubCo, (ii) the Share Exchange (as defined in the Business Combination Agreement) whereby the Sellers will exchange their noco-noco shares for newly issued PubCo ordinary shares and noco-noco will be an indirect subsidiary of PubCo., and (iii) such other transactions contemplated therein.

For	Against	Abstain
☐	☐	☐

PROPOSAL NO. 2 - The Governing Documents Proposal – To approve, on a non-binding advisory basis, the following material differences between the proposed amended and restated certificate of incorporation of PubCo (the “Amended PubCo Charter”), to be effective upon completion of the Merger, and the current amended and restated certificate of incorporation of PNAC, which are being presented pursuant to guidance of the Securities and Exchange Commission as four separate sub-proposals:

2(a) Advisory Governing Documents Proposal A — to approve in all respects that upon the Merger Effective Time (as defined in the Business Combination Agreement), the effective change in authorized share capital from (i) the authorized share capital of PNAC immediately prior to the Merger Effective Time of 20,500,000 shares, consisting of (a) 20,100,000 shares of PNAC Common Stock, including (i) 20,000,000 shares of PNAC Class A Common Stock, and (ii) 100,000 shares of PNAC Class B Common Stock, and (b) 400,000 shares of PNAC Preferred Stock, to (ii) the authorized share capital of PubCo of $50,000 divided into 500,000,000 PubCo Ordinary Shares of a par value of $0.0001 each;

For	Against	Abstain
☐	☐	☐

2(b) Advisory Governing Documents Proposal B — to approve in all respects the effective change in the share capital structure from (i) a multi-class share structure of PNAC immediately prior to the Merger Effective Time (as defined in the Business Combination Agreement), comprising PNAC Class A Common Stock, PNAC Class B Common Stock and PNAC Preferred Stock, to (ii) a single-class share structure of PubCo, comprising solely PubCo Ordinary Shares, which change will be effected given that holders of the PNAC Common Stock will, effective as of the Merger Closing (and assuming such holders do not redeem their shares of PNAC Common Stock), hold PubCo Ordinary Shares;

For	Against	Abstain
☐	☐	☐

2(c) Advisory Governing Documents Proposal C — to approve in all respects the effective change in director appointment from (i) (a) election of directors by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, subject to the rights of the holders of Preferred Stock to vote separately by class or series to elect one or more directors, (b) a board classified into three classes (as nearly equal in number as possible) with only one class of directors being elected in each year and each class (except for those directors appointed prior to PNAC’s first annual meeting of stockholders) serving a three-year term, and (c) the number of directors of PNAC, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, being fixed from time to time exclusively by the board of PNAC pursuant to a resolution adopted by a majority of the directors, to (ii) (a) election of directors by Ordinary Resolution (as defined in the Amended PubCo Charter) or by the directors, (b) a non-classified board with each director serving a term expiring at the next following annual general meeting of the PubCo unless re-appointed or removed pursuant to the Amended PubCo Charter, and (c) the total number of directors of PubCo being at least three and the maximum number of directors being unlimited, subject to PubCo’s increase or reduction of the limits on the number of directors by Ordinary Resolution (as defined in the Amended PubCo Charter);

For	Against	Abstain
☐	☐	☐

2(d) Advisory Governing Documents Proposal D — to authorize all other changes arising from or in connection with the effective substitution of PNAC’s certificate of incorporation and bylaws in effect immediately prior to the Merger Effective Time (as defined in the Business Combination Agreement) by the Amended PubCo Charter as the governing documents applicable to the holders of PubCo Ordinary Shares, including the removal of certain provisions relating to PNAC’s status as a blank check company that will not be applicable following consummation of the Business Combination;

For	Against	Abstain
☐	☐	☐

PROPOSAL NO. 3 - Adjournment of the Special Meeting: To adjourn the Meeting to a later date or dates if it is determined that more time is necessary or appropriate, in the judgment of the board of directors of PNAC or the officer presiding over the Meeting, for PNAC to consummate the Business Combination.

For	Against	Abstain
☐	☐	☐

For	Against	Abstain
☐	☐	☐

For address change/comments, mark here.  ☐

(see reverse for instructions)

Please indicate if you intend to attend this meeting   ☐   YES                 ☐   NO

Signature of Stockholder:

Date:

Name shares held in (Please print):	Account Number (if any):

No. of Shares Entitled to Vote:	Stock Certificate Number(s):

Note:	Please sign exactly as your name or names appear in PNAC’s stock transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

If the signer is a partnership, please sign in partnership name by authorized person.

Please provide any change of address information in the spaces below in order that we may update our records:

Address:

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO VSTOCK TRANSFER, LLC. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN PROPOSALS 1 to 3 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

* As part of our precautions regarding the coronavirus, or COVID-19, we are planning for the possibility that the special meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be included in the announcement.